Exhibit 99.1

Papa John’s Announces First Quarter 2021 Financial Results

LOUISVILLE, Ky.--(BUSINESS WIRE)--May 6, 2021--Papa John’s International, Inc. (NASDAQ: PZZA) today announced financial results for the first quarter ended March 28, 2021.

First quarter 2021 highlights compared to first quarter 2020

  Total revenues increased 24.9% to $511.7 million
  Comparable sales up 26.2% in North America and 23.2% Internationally driven by menu innovation, including the new Epic Stuffed Crust pizza in North America, and expanding customer base
  Earnings per diluted share rose to $0.82 from $0.15; Adjusted earnings per diluted share grew to $0.90 from $0.15
  Cash flow from operations of $63.2 million; free cash flow of $52.7 million
  68 net unit openings in the first quarter driven by International growth; now in 50 countries and territories with first new units in Germany and Cambodia

“Papa John’s started 2021 strongly, delivering our sixth straight quarter of industry outperformance and fourth of double-digit global sales growth. In addition, our unit growth accelerated, and we achieved 600 basis points of operating margin expansion, growing adjusted earnings per share 500%,” said President & CEO Rob Lynch. “This momentum is a result of the hard work of our team members and the strength of our franchise system, who together have delivered sustainable business growth over the past seven quarters, reversing the prior six quarters of global restaurant sales declines.”

Mr. Lynch continued, “The strategy we put in place more than 18 months ago – focused on innovation, development, operational improvements, and building a culture that values diversity, inclusivity and winning – has provided the strong foundation that underscores Papa John’s industry outperformance and positive long-term outlook.”

Global Restaurant and Comparable Sales Information

Global restaurant and comparable sales information for the first quarter ended March 28, 2021, compared to the first quarter ended March 29, 2020 are as follows:

	Three Months Ended
	Mar. 28, 2021	Mar. 29, 2020
Global restaurant sales growth,
excluding the impact of foreign currency (a)	26.6%	5.4%

Comparable sales growth (b)
Domestic company-owned restaurants	23.3%	6.1%
North America franchised restaurants	27.1%	5.1%
System-wide North America restaurants	26.2%	5.3%

System-wide international restaurants	23.2%	2.3%
(a)	Includes both company-owned and franchised restaurant sales.
(b)

Represents the change in year-over-year sales for the same base of restaurants for the same fiscal periods. Comparable sales results for restaurants operating outside of the United States are reported on a constant dollar basis, which excludes the impact of foreign currency translation. See “Supplemental Information and Financial Statements” below for a discussion of comparable sales, a key operating metric.

Financial Highlights

	Three Months Ended
In thousands, except per share amounts	Mar. 28, 2021	Mar. 29, 2020	Increase

Revenue	$511,746	$409,859	$101,887
Operating income	46,862	15,472	31,390
Net income	33,883	8,443	25,440
Diluted earnings per share	0.82	0.15	0.67
Adjusted diluted earnings per share (a)	0.90	0.15	0.75
(a)

Adjusted diluted earnings per share is a non-GAAP measure that excludes “Special items,” which impact comparability. Special items of $3.9 million for 2021 include strategic corporate reorganization costs associated with our new office in Atlanta, Georgia projected to open in the summer of 2021. The reconciliation of GAAP to non-GAAP financial results is included in “Reconciliation of Non-GAAP Financial Measures” below.

Revenues

Consolidated revenues of $511.7 million increased $101.9 million, or 24.9%, in the first quarter of 2021 compared to the first quarter of 2020 primarily as a result of strong comparable sales results for North America restaurants, which benefited from successful menu innovation, including the new Epic Stuffed Crust pizza, and expanding customer base, as reflected in higher company-owned restaurant revenues, franchise royalties and commissary sales. International revenues also increased primarily due to higher commissary revenues and higher royalties from strong comparable sales results of 23.2% for the quarter.

Operating Results

Consolidated operating income of $46.9 million for the first quarter of 2021 increased $31.4 million compared to the first quarter of 2020. The increase primarily reflects strong operating leverage and expense control on higher comparable sales both domestically and internationally. Additionally, temporary franchise support of $10.7 million ($5.7 million of royalty relief and $5.0 million of discretionary marketing fund investments) was provided in the first quarter of 2020. The franchise assistance program concluded in the third quarter of 2020.

Diluted earnings per share was $0.82 for the first quarter of 2021 representing an increase of $0.67 over the first quarter of 2020. Excluding Special items, diluted earnings per share was $0.90 representing an increase of $0.75 over the first quarter of 2020. Diluted earnings per share was reduced by approximately $0.10 per diluted share in the first quarter of 2021 ($0.11 impact when excluding Special items) due to income attributable to participating securities, including our Series B Convertible Preferred Stock (the “Series B Preferred Stock”), based on the allocation of undistributed earnings to participating securities in the quarter.

Free Cash Flow

The company’s free cash flow (a non-GAAP financial measure defined as net cash provided by operating activities, less purchases of property and equipment and dividends paid to preferred shareholders) for the first quarter of 2021 and 2020, respectively, were as follows (in thousands):

	First Quarter
	Mar. 28,	Mar. 29,
	2021	2020

Net cash provided by operating activities	$63,217	$33,734
Purchases of property and equipment	(7,076)	(5,933)
Dividends paid to preferred shareholders	(3,412)	(3,412)
Free cash flow	$52,729	$24,389

We view free cash flow as an important financial measure because it is one factor that management uses in determining the amount of cash available for discretionary investment. Free cash flow is not a term defined by GAAP, and as a result, our measure of free cash flow might not be comparable to similarly titled measures used by other companies. Free cash flow should not be construed as a substitute for or a better indicator of the company’s performance than the company’s GAAP measures.

See the Management’s Discussion and Analysis of Financial Condition and Results of Operations section of our Quarterly Report on Form 10-Q filed with the SEC for additional information concerning our operating results and cash flow for the three months ended March 28, 2021.

Cash Dividend

The company paid common and preferred stock dividends of $10.8 million in the first quarter of 2021. The company declared second quarter 2021 dividends of approximately $10.9 million on April 27, 2021, which will be paid to common shareholders on May 21, 2021. The second quarter preferred dividend will be paid on July 1, 2021. The declaration and payment of any future dividends on our common stock will be at the discretion of our Board of Directors, subject to the company’s financial results, cash requirements, and other factors deemed relevant by our Board of Directors. The holders of Series B Preferred Stock receive quarterly preferred dividends and common stock dividends on an as converted to common stock basis.

Global Restaurant Unit Data

As of March 28, 2021, there were 5,468 Papa John’s restaurants operating in 50 countries and territories, as follows:

	Domestic Company- owned	Franchised North America	Total North America	International	System-wide
First Quarter
Beginning - December 27, 2020	588	2,701	3,289	2,111	5,400
Opened	-	12	12	68	80
Closed	-	(3)	(3)	(9)	(12)
Acquired	1	-	1	-	1
Sold	-	(1)	(1)	-	(1)
Ending - March 28, 2021	589	2,709	3,298	2,170	5,468

Net unit growth	1	8	9	59	68
% increase	0.2%	0.3%	0.3%	2.8%	1.3%

Our development pipeline as of March 28, 2021 included approximately 1,650 restaurants (250 units in North America and 1,400 units internationally), the majority of which are scheduled to open over the next six years.

Conference Call

A conference call is scheduled for May 6, 2021 at 8:00 a.m. Eastern Time to review the company’s first quarter 2021 earnings results. The call can be accessed from the company’s web page at www.papajohns.com in a listen-only mode or dial 877-312-8816 (U.S. and Canada) or 253-237-1189 (International). The conference call will be available for replay, including by downloadable podcast, from the company’s web. The Conference ID is 2447789.

Forward-Looking Statements

Certain matters discussed in this press release and other company communications that are not statements of historical fact constitute forward-looking statements within the meaning of the federal securities laws. Generally, the use of words such as “expect,” “intend,” “estimate,” “believe,” “anticipate,” “will,” “forecast,” “plan,” “project,” or similar words identify forward-looking statements that we intend to be included within the safe harbor protections provided by the federal securities laws. Such forward-looking statements include or may relate to projections or guidance concerning business performance, revenue, earnings, cash flow, earnings per share, share repurchases, the financial impact of the temporary business opportunities, disruptions and temporary changes in demand we are experiencing related to the current outbreak of the novel coronavirus disease (COVID-19), commodity costs, currency fluctuations, profit margins, unit growth, unit level performance, capital expenditures, restaurant and franchise development, the duration of changes in consumer behavior caused by the pandemic, our plans to open a new office in Atlanta, the associated reorganization costs and the related organizational, employment and real estate changes that are expected, royalty relief, the effectiveness of our menu innovations and other business initiatives, marketing efforts, liquidity, compliance with debt covenants, strategic decisions and actions, dividends, effective tax rates, regulatory changes and impacts, adoption of new accounting standards, and other financial and operational measures. Such statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict and many of which are beyond our control.

Our forward-looking statements are based on our assumptions which are based on currently available information, including assumptions about our ability to manage difficulties and opportunities associated with or related to the COVID-19 pandemic, including risks related to: the impact of governmental restrictions on freedom of movement and business operations including quarantines, social distancing requirements and mandatory business closures; changes in consumer demand or behavior; impact of delayed new store openings, both domestically and internationally; the overall contraction in global economic activity, including increased unemployment; our ability to navigate changing governmental programs and regulations relating to the pandemic; the increased risk of phishing and other cyber-attacks; and our ability to successfully implement or fully realize the anticipated benefits of our corporate reorganization and new office in Atlanta, Georgia and corporate reorganization in the timeframes we desire or within the expected range of expenses, or at all. In addition, turnover in our support teams due to our relocations to Georgia could distract our employees, decrease employee morale, harm our reputation, and negatively impact the overall performance of our corporate support teams. Actual outcomes and results may differ materially from those matters expressed or implied in such forward-looking statements. These and other risks, uncertainties and assumptions that are involved in our forward-looking statements are discussed in detail in “Part I. Item 1A. – Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 27, 2020. We undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise, except as required by law.

For more information about the company, please visit www.papajohns.com.

Supplemental Information and Financial Statements

Definition

Comparable sales: We believe North America, international and global restaurant and comparable sales growth information is useful in analyzing our results since our franchisees pay royalties and marketing fund contributions that are based on a percentage of franchise sales. Franchise sales also generate commissary revenue in the United States and in certain international markets. Franchise restaurant and comparable sales growth information is also useful for comparison to industry trends and evaluating the strength of our brand. Management believes the presentation of franchise restaurant sales growth, excluding the impact of foreign currency, provides investors with useful information regarding underlying sales trends and the impact of new unit growth without being impacted by swings in the external factor of foreign currency. Franchise restaurant sales are not included in the company’s revenues.

Reconciliation of Non-GAAP Financial Measures

The table below reconciles our GAAP financial results to our adjusted financial results, which are non-GAAP measures. The non-GAAP adjusted results shown below and within this press release, which exclude the items in the table below (collectively defined as “Special items”), should not be construed as a substitute for or a better indicator of the company’s performance than the company’s GAAP results. Management believes presenting certain financial information excluding the Special items is important for purposes of comparison to current year results. In addition, management uses these metrics to evaluate the company’s underlying operating performance and to analyze trends.

	Three Months Ended
	Mar. 28,	Mar. 29,
(In thousands, except per share amounts)	2021	2020

GAAP operating income	$46,862	$15,472
Strategic corporate reorganization costs (1)	3,883	-
Adjusted operating income	$50,745	$15,472

GAAP net income attributable to common shareholders	$27,113	$4,972
Strategic corporate reorganization costs (1)	3,883	-
Tax effect of Non-GAAP items (2)	(874)	-
Two-class impact for Non-GAAP adjustment to net income (3)	(423)	-
Adjusted net income attributable to common shareholders	$29,699	$4,972

GAAP diluted earnings per share	$0.82	$0.15
Strategic corporate reorganization costs (1)	0.12	-
Tax effect of Non-GAAP items (2)	(0.03)	-
Two-class impact for Non-GAAP adjustment to earnings per share (3)	(0.01)	-
Adjusted diluted earnings per share	$0.90	$0.15
(1)	Represents strategic corporate reorganization costs associated with our new office in Atlanta, Georgia projected to open in the summer of 2021.
(2)	The tax effect for strategic corporate reorganization costs was calculated by applying the 2021 full year marginal tax rate of 22.5%.
(3)	Represents an adjustment to the allocation of undistributed earnings to participating securities for the strategic corporate reorganization costs.

Papa John's International, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	March 28,	December 27,
	2021	2020
(In thousands)	(Unaudited)	(Note)

Assets
Current assets:
Cash and cash equivalents	$171,272	$130,204
Accounts receivable, net	76,008	90,135
Notes receivable, current portion	10,687	11,318
Income tax receivable	707	1,273
Inventories	27,552	30,265
Prepaid expenses and other current assets	45,355	43,212
Total current assets	331,581	306,407

Property and equipment, net	195,083	200,895
Finance lease right-of-use assets, net	22,710	16,840
Operating lease right-of-use assets	166,976	148,110
Notes receivable, less current portion, net	35,966	36,538
Goodwill	81,019	80,791
Deferred income taxes	6,890	10,800
Other assets	78,060	72,389
Total assets	$918,285	$872,770

Liabilities, Series B Convertible Preferred Stock, Redeemable noncontrolling interests and Stockholders' deficit
Current liabilities:
Accounts payable	$32,020	$37,370
Income and other taxes payable	25,308	10,263
Accrued expenses and other current liabilities	165,767	174,563
Current deferred revenue	19,807	19,590
Current finance lease liabilities	4,499	3,545
Current operating lease liabilities	24,322	23,538
Current portion of long-term debt	20,000	20,000
Total current liabilities	291,723	288,869

Deferred revenue	13,391	13,664
Long-term finance lease liabilities	18,533	13,531
Long-term operating lease liabilities	143,269	124,666
Long-term debt, less current portion, net	328,538	328,292
Deferred income taxes	267	948
Other long-term liabilities	104,601	111,364
Total liabilities	900,322	881,334

Series B Convertible Preferred Stock	251,938	251,901
Redeemable noncontrolling interests	6,125	6,474

Total Stockholders' deficit	(240,100)	(266,939)
Total liabilities, Series B Convertible Preferred Stock, Redeemable noncontrolling interests and Stockholders' deficit	$918,285	$872,770

Note: The Condensed Consolidated Balance Sheets have been derived from the audited consolidated financial statements, but do not include all information and footnotes required by accounting principles generally accepted in the United States for a complete set of financial statements.

Papa John's International, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations

	Three Months Ended
	March 28, 2021	March 29, 2020
(In thousands, except per share amounts)	(Unaudited)	(Unaudited)
Revenues:
Domestic company-owned restaurant sales	$197,234	$161,440
North America franchise royalties and fees	32,715	19,440
North America commissary revenues	184,878	155,422
International revenues	34,607	26,059
Other revenues	62,312	47,498
Total revenues	511,746	409,859

Costs and expenses:
Operating costs (excluding depreciation and amortization
shown separately below):
Domestic company-owned restaurant expenses	155,888	129,111
North America commissary expenses	170,684	144,272
International expenses	19,618	15,101
Other expenses	55,807	45,957
General and administrative expenses	50,011	47,651
Depreciation and amortization	12,876	12,295
Total costs and expenses	464,884	394,387
Operating income	46,862	15,472
Net interest expense	(3,647)	(3,967)
Income before income taxes	43,215	11,505
Income tax expense	7,932	2,512
Net income before attribution to noncontrolling interests	35,283	8,993
Net income attributable to noncontrolling interests	(1,400)	(550)
Net income attributable to the company	$33,883	$8,443

Calculation of net income for earnings per share:
Net income attributable to the company	$33,883	$8,443
Dividends paid to participating securities and accretion	(3,527)	(3,471)
Net income attributable to participating securities	(3,243)	-
Net income attributable to common shareholders	$27,113	$4,972

Basic earnings per common share	$0.83	$0.15
Diluted earnings per common share	$0.82	$0.15

Basic weighted average common shares outstanding	32,756	32,093
Diluted weighted average common shares outstanding	33,090	32,320

Dividends declared per common share	$0.225	$0.225

Papa John's International, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows

	Three Months Ended
(In thousands)	March 28, 2021	March 29, 2020
	(Unaudited)	(Unaudited)
Operating activities
Net income before attribution to noncontrolling interests	$35,283	$8,993
Adjustments to reconcile net income to net cash provided by
operating activities:
(Credit) provision for allowance for credit losses on accounts and notes receivable	(1,098)	768
Depreciation and amortization	12,876	12,295
Deferred income taxes	2,586	1,185
Stock-based compensation expense	4,113	3,950
Other	325	234
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	13,349	(1,839)
Income tax receivable	566	932
Inventories	2,721	(2,281)
Prepaid expenses and other current assets	711	5,586
Other assets and liabilities	(7,901)	2,670
Accounts payable	(5,350)	4,604
Income and other taxes payable	15,045	568
Accrued expenses and other current liabilities	(9,736)	(1,903)
Deferred revenue	(273)	(2,028)
Net cash provided by operating activities	63,217	33,734

Investing activities
Purchases of property and equipment	(7,076)	(5,933)
Notes issued	(3,417)	(7,413)
Repayments of notes issued	4,864	3,790
Acquisitions, net of cash acquired	(699)	-
Other	29	1
Net cash used in investing activities	(6,299)	(9,555)

Financing activities
Repayments of term loan	(5,000)	(5,000)
Net proceeds of revolving credit facilities	5,000	640
Proceeds from exercise of stock options	2,298	1,241
Dividends paid to common stockholders	(7,404)	(7,237)
Dividends paid to preferred stockholders	(3,412)	(3,412)
Tax payments for equity award issuances	(3,834)	(1,383)
Acquisition of Company common stock	(1,267)	—
Distributions to noncontrolling interests	(1,705)	(30)
Other	(756)	(350)
Net cash used in financing activities	(16,080)	(15,531)

Effect of exchange rate changes on cash and cash equivalents	230	(183)
Change in cash and cash equivalents	41,068	8,465
Cash and cash equivalents at beginning of period	130,204	27,911

Cash and cash equivalents at end of period	$171,272	$36,376

Contacts

Ann Gugino
Chief Financial Officer
502-261-7272

Steve Coke
Senior Vice President of Financial Operations, Accounting and Reporting
502-261-7272